AGREEMENT AND PLAN OF TENDER OFFER
                                  BY AND AMONG
                             PARA MAS INTERNET, INC.
                              A NEVADA CORPORATION

                                       AND

                                AMERIGROUP, INC.
                              A NEVADA CORPORATION
                          Effective as of July 8, 2003

                       AGREEMENT AND PLAN OF TENDER OFFER

     THIS AGREEMENT AND PLAN OF TENDER OFFER (this "Agreement") is made and entered into this 8th day of July, 2003, by and among Para Mas Internet, Inc., a Nevada corporation ("PMI"), and AmeriGroup, Inc., a Nevada corporation, ("AmeriGroup").
                                    PREMISES
A. This Agreement provides for the Tender Offer by PMI of 100% of the issued and outstanding capital stock of AmeriGroup.

B. The board of directors of AmeriGroup with respect to AmeriGroup, and the board or directors of PMI with respect to PMI, have determined, subject to the terms and conditions set forth in this Agreement, that the tender offer contemplated hereby is desirable and in the best interests of the stockholders of AmeriGroup and PMI. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed tender offer.

                                   AGREEMENT

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                   ARTICLE I
            REPRESENTATIONS, COVENANTS AND WARRANTIES OF AMERIGROUP

     As an inducement to and to obtain the reliance of PMI, AmeriGroup represents and warrants as follows:

SECTION 1.1 ORGANIZATION. AmeriGroup is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in Schedule 1.1 are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of AmeriGroup as in effect on the date hereof. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of AmeriGroup's articles of incorporation or bylaws. AmeriGroup has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

SECTION 1.2 CAPITALIZATION. All issued and outstanding shares of AmeriGroup are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. AmeriGroup has no other securities, warrants or options issued other than as set forth in the Schedule 1.2.

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

SECTION 1.3 SUBSIDIARIES. AmeriGroup does not have any subsidiaries other than MobileScan, Inc., a Nevada corporation.

SECTION 1.4 FINANCIAL STATEMENTS. Included in Schedule 1.4 is AmeriGroup's financial statements. Relevant thereto:


(a) the AmeriGroup balance sheet presents fairly as of its date the financial condition of AmeriGroup and AmeriGroup does not have, as of the date of such balance sheet, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all material assets reflected therein are properly reported and present fairly the value of the assets of AmeriGroup, in accordance with generally accepted accounting principles;


(b) AmeriGroup has no material liabilities with respect to the payment of any provincial, federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;


(c) AmeriGroup has filed or is preparing to file all, state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;


(d) the books and records, financial and others, of AmeriGroup are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and


(e) except as and to the extent disclosed in the most recent AmeriGroup balance sheet and schedules, AmeriGroup has no material liabilities contingent or otherwise, whether direct or indirect, matured or unmatured.


SECTION 1.5 INFORMATION. The information concerning AmeriGroup set forth in this Agreement and in the AmeriGroup Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.


SECTION 1.6 LIST OF SHAREHOLDERS. Attached hereto as Schedule 1.6 is a list of shareholders who in the aggregate own 100% of the issued and outstanding capital shares of AmeriGroup.


SECTION 1.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement, the AmeriGroup Schedules, or as otherwise disclosed to PMI:


(a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of AmeriGroup; or (ii) any damage, destruction or loss to AmeriGroup (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of AmeriGroup;

(b) AmeriGroup has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of AmeriGroup; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;


(c) AmeriGroup has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent AmeriGroup balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of AmeriGroup; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and


(d) to the best knowledge of AmeriGroup, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of AmeriGroup.


SECTION 1.8 TITLE AND RELATED MATTERS. AmeriGroup has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the AmeriGroup balance sheet or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; and (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. Except as set forth in the AmeriGroup Schedules, AmeriGroup owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever any and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with AmeriGroup's business. No third party has any right to, and AmeriGroup has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of AmeriGroup or any material portion of its properties, assets or rights.


SECTION 1.9 LITIGATION AND PROCEEDINGS. Other than possible complaints made to state and/or other regulatory authorities by Shanon Chilson, to the best of AmeriGroup's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against AmeriGroup or affecting AmeriGroup or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition or income of AmeriGroup. AmeriGroup does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.


SECTION  1.10     CONTRACTS.


(a) Except as included in Schedule 1.10, there are no material contracts, agreements, franchises, license agreements or other commitments to which AmeriGroup is a party or by which it or any of its assets, products, technology or properties are bound;


(b) except as included or described in the AmeriGroup Schedules or reflected in the most recent AmeriGroup balance sheet, AmeriGroup is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee
Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which AmeriGroup is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $5,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $5,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of AmeriGroup; or (viii) contract, agreement or other commitment involving payments by it of more than $5,000 in the aggregate; and


(c) to AmeriGroup's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which AmeriGroup is a party or by which its properties are bound and which are material to the operations of AmeriGroup taken as a whole, are valid and enforceable by AmeriGroup in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.


SECTION 1.11 MATERIAL CONTRACT DEFAULTS. To the best of AmeriGroup's knowledge and belief, AmeriGroup is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of AmeriGroup, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which AmeriGroup has not taken adequate steps to prevent such a default from occurring.


SECTION 1.12 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which AmeriGroup is a party or to which any of its properties or operations are subject.


SECTION 1.13 GOVERNMENTAL AUTHORIZATIONS. To the best of AmeriGroup's knowledge, AmeriGroup has all licenses, franchises, permits or other governmental authorizations legally required to enable AmeriGroup to conduct its business in all material respects as conducted on the date hereof. Except for compliance with provincial, federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by AmeriGroup of this Agreement and the consummation by AmeriGroup of the transactions contemplated hereby.


SECTION 1.14 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of AmeriGroup's knowledge, AmeriGroup has complied with all applicable statutes and regulations of any provincial, federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of AmeriGroup or would not result in AmeriGroup's incurring any material liability.


SECTION 1.15 APPROVAL OF AGREEMENT The board of directors of AmeriGroup has authorized the execution and delivery of this Agreement by AmeriGroup and has approved the transactions contemplated hereby.


SECTION 1.16 MATERIAL TRANSACTIONS OR AFFILIATIONS. There exists no material contract, agreement or arrangement between AmeriGroup or any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by AmeriGroup to own beneficially, ten percent (10%) or more of the issued and outstanding common shares of AmeriGroup and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to AmeriGroup than terms available from otherwise unrelated parties in arms-length transactions. There are no commitments by AmeriGroup, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

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


SECTION 1.17 LABOR RELATIONS. AmeriGroup has never had a work stoppage resulting from labor problems. To the best knowledge of AmeriGroup, no union or other collective bargaining organization is organizing or attempting to organize any employee of AmeriGroup.


SECTION 1.20 SHAREHOLDERS. AmeriGroup has a total of approximately 90 shareholders. AmeriGroup believes that over 80 of its shareholders are accredited investors as defined in Rule 501(a) promulgated under the Securities Act of 1933.

                                   ARTICLE II
                REPRESENTATIONS, COVENANTS AND WARRANTIES OF PMI
     As an inducement to, and to obtain the reliance of AmeriGroup, PMI represents and warrants as follows:


SECTION 2.1 ORGANIZATION. PMI is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of PMI's articles of incorporation or bylaws. PMI has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. PMI has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.


SECTION 2.2 SUBSIDIARIES. PMI has no subsidiaries other than International Bible Games ("IBG").


SECTION  2.3     FINANCIAL  STATEMENTS.


(a)     Included  in  the  EDGAR  data  base of the Securities and Exchange
Commission are the audited balance sheet of PMI for the fiscal years ended December 31, 2000 and 1999, and the related statements of operations and deficit, changes in stockholders' equity and cash flows for the years then ended, and the unaudited balance sheet and related statement of operations and deficit, changes in stockholders' equity and cash flow for the period ended March 31, 2001. PMI believes there has been no adverse material change in its financial condition since the dates of those statements other than the issuance of approximately 4,000,000 shares of common stock pursuant a registration on Form S-8 and incurring approximately $29,000 in debt to the Apostolic Faith Church and other investors.


(b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The PMI balance sheets present fairly as of their respective dates the financial

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

condition of PMI. PMI did not have as of the date of any of such PMI balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles other than as listed herein, and all assets reflected therein are properly reported and present fairly the value of the assets of PMI, in accordance with generally accepted accounting principles. The statements of operations and deficit, changes in stockholders' equity and cash flow reflect fairly the information required to be set forth therein by generally accepted accounting principles.


(c) The books and records, financial and others, of PMI are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.


(d)     PMI  has  no  liabilities  with  respect  to the payment of any federal,

state, county, local or other taxes (including any deficiencies, interest or penalties).


SECTION 2.4 INFORMATION. The information concerning PMI as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.


SECTION 2.5 OPTIONS AND WARRANTS. There are no existing options, warrants, calls or commitments of any character to which PMI is a party and by which it is bound.


SECTION 2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described herein:


(a)     PMI  has not:  (i) amended its articles of incorporation or bylaws;
(ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of PMI; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;


(b) PMI has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; or (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent); and


(c) to the best knowledge of PMI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of PMI.


SECTION 2.7 TITLE AND RELATED MATTERS. PMI owns no real, personal or intangible property.


SECTION 2.8 LITIGATION AND PROCEEDINGS. There are no actions, suits or proceedings pending or, to the best of PMI's knowledge and belief, threatened by or against or affecting PMI,

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

at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of PMI. PMI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.


SECTION  2.9     CONTRACTS.


(a) there are no material contracts, agreements, franchises, license agreements, or other commitments to which PMI is a party or by which it or any of its properties are bound.


(b) PMI is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as PMI can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of PMI; and


(c) PMI is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations; (v) consulting or other similar contract; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of PMI; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.


SECTION 2.10 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which PMI is a party or to which any of its properties or operations are subject.


SECTION 2.11 MATERIAL CONTRACT DEFAULTS. To the best of PMI's knowledge and belief, PMI is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of PMI, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which PMI has not taken adequate steps to prevent such a default from occurring.


SECTION 2.12 GOVERNMENTAL AUTHORIZATIONS. To the best of PMI's knowledge, PMI has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date

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

hereof.  Except for compliance with
federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by PMI of the transactions contemplated hereby.


SECTION 2.13 COMPLIANCE WITH LAWS AND REGULATIONS. Except with respect to periodic reports to be filed with the Securities and Exchange Commission, to the best of PMI's knowledge and belief, PMI has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, or condition of PMI or would not result in PMI's incurring any material liability.


SECTION 2.14 INSURANCE. PMI has no insurable properties and no insurance policies.


SECTION 2.15 APPROVAL OF AGREEMENT The board of directors of PMI have authorized the execution and delivery of this Agreement by PMI and have approved the transactions contemplated hereby.


SECTION 2.16 MATERIAL TRANSACTIONS OR AFFILIATIONS. There is no material contract, agreement or arrangement between PMI and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by PMI to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of PMI and which is to be performed in whole or in part after the date hereof. PMI has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.


SECTION 2.17 LABOR RELATIONS. PMI has never had a work stoppage resulting from labor problems. PMI has no employees other than its officers and directors.


                                   ARTICLE III
                                  TENDER OFFER


SECTION 3.1 TENDER OFFER. Upon the signing of this Agreement, PMI will make a tender offer to the shareholders of AmeriGroup to acquire 100% of the issued and outstanding common shares of AmeriGroup in which PMI will issue one common share of PMI for each common share of AmeriGroup to be acquired. PMI will caused to be prepared applicable disclosure to be issued to the shareholders of AmeriGroup in connection with the tender offer.


SECTION 3.2 ISSUANCE OF PMI COMMON SHARES. Upon receipt of the AmeriGroup shares from the AmeriGroup shareholders, PMI shall cause to be issued PMI common shares to the AmeriGroup shareholders on a basis of one common share of PMI for each share of AmeriGroup surrendered. PMI will also issue approximately 10,042,105 PMI common shares to IBG shareholders and creditors in exchange for a release of all claims against PMI. It is the intent and the purpose of the parties that following the issuance of the approximate 10,042,105 PMI common shares as set forth above, all shareholders of PMI that are not shareholders of PMI by reason of exchanging AmeriGroup shares, shall hold a total of 5% of all of the issued and outstanding shares of PMI. Additional shares of PMI will be issued as necessary to accomplish this intent.


SECTION 3.3 DIRECTORS OF PMI. Upon the issuance of PMI shares to a majority of the shareholders of AmeriGroup, PMI shall cause the board of directors to consist of two members which shall be Gary Whiting and Don Carroll.

                                   ARTICLE IV
                                SPECIAL COVENANTS


SECTION 4.1 AVAILABILITY OF RULE 144. Each of the parties acknowledge that the stock of PMI to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 as promulgated pursuant to the Securities Act. PMI will at its earliest convenience register such shares under the Securities Act, or otherwise. In addition, PMI will use its best efforts to: (a) comply with the public information requirements of Rule 144 so as to make available to the shareholders of PMI the provisions of Rule 144 pursuant to this paragraph; and (b) within ten (10) days of any written request of any stockholder of PMI, PMI will provide to such stockholder written confirmation of compliance with this paragraph. The stockholders of PMI holding restricted securities of PMI as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.1 shall survive the consummation of the transactions herein contemplated.


SECTION 4.2 INFORMATION FOR PMI PUBLIC REPORTS. AmeriGroup will furnish PMI with all information concerning AmeriGroup and the AmeriGroup Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by PMI pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. AmeriGroup covenants that all information so furnished for either such registration statement or other public release by PMI, including its financial statements, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.


SECTION 4.3 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE PMI COMMON SHARES TO BE ISSUED IN THE TENDER OFFER. The consummation of this Agreement, including the issuance of the PMI common shares to the stockholders of AmeriGroup as contemplated in the tender offer, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes including Rule 506 under the Securities Act, which depend, inter alia, upon the circumstances under which the AmeriGroup stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the parties agree that requisite copies of Form D in the form attached hereto as Exhibit B will be filed with the Securities and Exchange Commission and with each state in which any AmeriGroup shareholder is resident together with requisite state filing fees, if any, to qualify for applicable state exemptions for federal covered securities. All filings shall be made within 15 days of the share exchange.
SECTION 4.4 DISTRIBUTION OF BIBLE GAME. PMI will release any and all rights to the Bible Game and any inventory and in exchange, IBG will satisfy all debt owed to DTG shareholders and the Apostolic Faith Church and hold PMI harmless from the same.

                                    ARTICLE V
                                  MISCELLANEOUS


SECTION 5.1 BROKERS AND FINDERS. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.


SECTION 5.2 LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.


SECTION 5.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:


If  to  AmeriGroup:                       1337  S.  Gilbert  Road,  Suite  104
                                          Mesa,  Arizona  85204

If  to  PMI:                              711  Poplar  St.
                                          Coquitlane,  BC  V3J  3K9

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.


SECTION 5.4 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.


SECTION 5.5 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's Schedules delivered pursuant to this Agreement.

SECTION 5.6 THIRD PARTY BENEFICIARIES. This contract is solely among AmeriGroup and PMI and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.


SECTION 5.7 ENTIRE AGREEMENT This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.


SECTION 5.8 SURVIVAL; TERMINATION. Except as otherwise provided herein, the representations, warranties and covenants of the respective parties shall survive the consummation of the transactions herein contemplated.


SECTION 5.9 COUNTERPARTS FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.


SECTION 5.10 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.


SECTION 5.11 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.


SECTION 5.12 EXPENSES. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefore.


SECTION 5.13 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

SECTION 5.14 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.


SECTION 5.15 PUBLIC ANNOUNCEMENTS. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.



SECTION 5.16 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.



SECTION 5.17 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof



SECTION 5.18 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.



SECTION 5.19 SHAREHOLDER MEETING. In addition to the obligations contained herein, as soon as practicable after the signing of this Agreement, all parties to this Agreement shall cooperate to see that a meeting of the shareholders of PMI be held at which the PMI shareholders shall adopt and approve amendments to the PMI Articles of Incorporation changing the name of PMI to "Para Mas Mall, Inc." (or such other name as may be available and acceptable to management of AmeriGroup) and increase the authorized capital of PMI to 350,000,000 common shares.

SECTION 5.20 LOCK-UP AGREEMENTS. PMI shares issued pursuant to this Agreement may be subject to lock-up agreements as reasonably recommended by market makers as necessary to create a market in the PMI common shares after the tender offer. However, absent the shareholders consent, a lock up agreement will not restrict the immediate transfer of more than 75% of a shareholders stock and will free up 10% of the remaining stock each month thereafter or 25% of the remaining stock each quarter thereafter, whichever is less.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

AmeriGroup,  Inc.,  a  Nevada  corporation

By:  /s/ Gary Whiting
     -------------------------------------
     Gary Whiting
     Its:  CEO

Para  Mas  Internet,  Inc.,  a  Nevada  corporation

By:  /s/ Don McFadyen
     -------------------------------------
     Don  McFadyen
     Its:  CEO